Exhibit 99.1

CANOO ANNOUNCES ITS BOARD OF DIRECTORS

Financial, government, high-tech and automotive industry experts join Canoo’s Board of Directors as the company prepares to capitalize on EV market opportunities

LOS ANGELES, CA (January 13, 2021) – Canoo Inc. (“Canoo”) (Nasdaq: GOEV), a company developing breakthrough electric vehicles (EVs) with a proprietary and highly versatile EV platform, announced today its Board of Directors including Executive Chairman Tony Aquila, Debra L. von Storch, Josette Sheeran, Thomas Dattilo, Rainer Schmueckle, Foster Chiang and Greg Ethridge after recently becoming a publicly traded company.

“As we transformed Canoo into a public company, it was critical that we built a diverse and globally experienced board of directors to help us fulfill our mission of bringing EVs to everyone,” said Aquila. “Each recently appointed director was selected because they bring a wealth of knowledge and experience with public companies and will help Canoo capitalize on the major opportunities we see in the electric vehicle market today.”

Tony Aquila, Executive Chairman, Canoo; Significant Public Company Leadership with a Strong Track Record of Value Creation for Shareholders

Aquila is an experienced founder, investor and successful global operator of private and public companies. As the founder of Solera Holdings Inc., Aquila led the company as Founder, Chairman and CEO to a $1 billion initial public offering, as well as sourcing and executing over 50 acquisitions which significantly expanded Solera’s total addressable market. During his tenure, he also oversaw Solera’s $6.5 billion transaction from a public-to-private business. In addition, Aquila is the founder of AFV Partners, a global technology holding company investing in mission critical software and data businesses, and serves as the company’s Chairman and CEO. Aquila is an inventor with 100+ patents, a proven Permanent Capital Investor and dealmaker with 70+ transactions with a cumulative value of over $15 billion. In 2013, he was the recipient of the prestigious National EY Entrepreneur of The Year™ 2013 Technology Award. Aquila officially joined Canoo’s Board of Directors as the Executive Chairman when the company became public on December 21, 2020.

Debra L. von Storch, Former Partner at Ernst & Young LLP; Growth, Audit and Corporate Governance Expert

With nearly four decades of experience, von Storch is a former Partner at Ernst & Young LLP (EY), a multi-national professional services network and one of the U.S.’s Big Four accounting firms. She also served as Director of the EY Entrepreneur of the Year Program. At EY, she specialized in advising early-stage to rapid growth companies. Currently, von Storch serves as a director of CSW Industrials (NASDAQ: CSWI), an industrial products and specialty chemicals company, and is a member of the audit committee in addition to serving on the boards of several other prominent financial and charitable organizations in the Dallas Metropolitan area and across the U.S. At Canoo, she will serve on the Board of Directors as Chairperson of the Compensation Committee as well as a member of the Audit Committee. The appointment of von Storch to the board was effective on January 12, 2021.

Josette Sheeran, Former U.S. Under Secretary for Economic, Energy and Agricultural Affairs; Diplomat and Humanitarian

Sheeran is an international leader, decorated diplomat and humanitarian who most notably served as the former Vice Chair of the World Economic Forum; Executive Director of the United Nations World Food Program; United States Under Secretary for Economic, Energy and Agricultural Affairs under President George W. Bush; and Deputy U.S. Trade Representative and Ambassador covering Asia, Africa, labor, environment, intellectual property, and trade capacity building. Most recently, Sheeran served as the President and CEO of the Asia Society, a global non-profit focused on policy, sustainability, conflict resolution, culture, and education. In 2011, she was recognized by Forbes as the 30th most powerful woman in the world. Sheeran joined the Canoo Board of Directors on December 21, 2020 and will serve as a member of the Nominating & Corporate Governance Committee and the Compensation Committee.

Thomas Dattilo, Former Chairman, Harris Corporation; Proven Leader with High-Tech Expertise

Dattilo is an experienced executive and leader with extensive knowledge of complex operational, financial and governance issues faced by large global public companies within the automotive and technology industries. He previously served as Chairman for Harris Corporation, a technology company, defense contractor, and information technology services provider. He also served as Chairman, President and Chief Executive Officer at Cooper Tire & Rubber Company, which specializes in the design, manufacture and sale of passenger car and truck tires. Dattilo also served as Chairman and Senior Advisor at Portfolio Group, a privately-held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs. In addition, Dattilo was a Director at Solera Holdings Inc. and served on the Compensation Committee. Dattilo joined the Canoo Board of Directors on December 21, 2020 and will serve as Chairperson of the Nominating & Corporate Governance Committee as well as a member of the Audit Committee and the Compensation Committee.

Rainer Schmueckle, Former Supervisory Board Member of MAN Truck & Bus; Veteran Global Automotive Executive

Schmueckle is a seasoned automotive executive with more than 30 years of industry experience. Most notably, he was a member of the supervisory board of MAN Truck & Bus SE, a provider of commercial vehicles and transport solutions around the world; Chief Operating Officer of the Mercedes Car Group at Daimler AG, a publicly-traded multinational automotive company; Chief Executive Officer of Freightliner Inc, a leading heavy-truck manufacturer in North America; and Chief Operating Officer of Automotive Seating at Johnson Controls International, a publicly-traded multinational company that provides security equipment for buildings. Schmueckle joined the Canoo Board of Directors on December 21, 2020, and will serve as Chairperson of the Audit Committee as well as a member of the Nominating & Corporate Governance Committee.

Foster Chiang, Director, Integrity Capital Management; Precision Manufacturing Experience

Chiang brings financial executive experience to Canoo as the Director of Integrity Capital Management Limited and former Vice Chairman of TPK Holding Co. Ltd., a leading Taiwanese developer and manufacturer of touch solutions for mobile and consumer electronic devices such as smartphones, tablets, eBooks, notebook computers, point of sale kiosks, and automated teller machines. Chiang spent seven years at TPK in various executive roles including Board Member and Division Chief. Chiang officially joined Canoo’s Board of Directors on December 21, 2020.

Greg Ethridge, Former President, COO and Director, Hennessy Capital Acquisition Corp. IV; SPAC, Financial and Capital Markets Experience

Ethridge is an experienced leader in private equity and special purpose acquisition companies (SPACs) and currently serves as Chairman of Motorsports Aftermarket Group, a designer, manufacturer, marketer and distributor of aftermarket parts, apparel and accessories for the motorcycle and power sports industry. Previously, he served as President, Chief Operating Officer and Director of Hennessy Capital Acquisition Corp. IV prior to its merger with Canoo. Ethridge also served as Senior Partner at MatlinPatterson Global Advisers LLC, an institutional private equity firm, and at Jefferies and Company, Inc., where he executed corporate restructurings and leveraged finance transactions. Ethridge previously sat on the board of directors for Hennessy Capital Acquisition Corp. IV, and he joined the Canoo Board of Directors on December 21, 2020.

With these additions, the board now consists of seven members, including five independent directors with complementary capabilities that will help guide Canoo as the company begins its journey in the public domain.

About Canoo

Canoo is a Los Angeles-based company that has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team – totaling over 350 employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses.

For more information, please visit www.canoo.com.

For Canoo press materials, including photos, please visit press.canoo.com.

For investors, please visit investors.canoo.com.

Contacts

For Canoo / Media Relations

Stacy Morris

press@canoo.com

Investor Relations

CanooIR@icrinc.com

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